SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 1, 1998


                        FRONTEER FINANCIAL HOLDINGS, LTD.
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             (Exact name of registrant as specified in its charter)



     Colorado                           0-17637                 45-0411501
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(State or other jurisdiction       (Commission File No.)    (I.R.S. Employer
  of incorporation)                                          Identification No.)


1700 Lincoln Street, 32nd Floor, Denver, Colorado                  80203
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   (Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number including area code: (303) 860-1700



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Item 5.   OTHER EVENTS.

     On May 1, 1998, Fronteer Financial Holdings, Ltd. ("Fronteer") signed a letter of intent with Freeman Holding Company, Inc. ("Freeman Holding") and its subsidiary Freeman Securities Company, Inc. ("Freeman Securities"). If an agreement is consummated in accordance with the letter of intent, Fronteer will purchase from Freeman a number of the shares ("Shares") of common stock of Freeman Holding which, after the purchase, will equate to 27 1/2% of the outstanding shares of common stock of Freeman Holding. The purchase price for the Shares is 150% of the book value of the Shares or approximately $3.7 million. Also, Fronteer will loan Freeman Securities $5,000,000 in the form of a five year convertible subordinated debenture with interest payable on the principal amount of 10% per annum, 11% per annum, and 12% per annum for the first and second years, the third year, and the fourth and fifth years, respectively. Upon the approval of the National Association of Securities Dealers, Inc. ("NASD"), Freeman Securities will have the right to pay any or all of the outstanding principal and interest due on the debenture at any time prior to the maturity date of the debenture, but in no event may any prepayment be made before the expiration of one year from the effective date of the loan. Subject to the prepayment rights of Freeman Holding, Fronteer, upon six months prior written notice to Freeman Securities, will have the right to convert the debenture at any time after the expiration of the second year of the loan into such number of shares of Freeman Holding common stock as would bring Fronteer's equity interest in Freeman Holding up to a maximum of 55%. The conversion price of the debenture will be 150% of the book value of the Freeman Holding outstanding shares of common stock, subject to certain adjustments.

     In addition, if an agreement is consummated, subject to Fronteer's approval, Fronteer will lend Freeman Securities up to $5,000,000, upon request, in the form of temporary subordinated loans, for the purpose of Freeman Securities participating as an underwriter in offerings of securities. These loans will bear interest at a rate of 1% per month (or less if Fronteer, Heng Fung Holdings Company Limited or any of their affiliates act as selling agent for the particular offering).

     Finally, Freeman Securities will increase the size of its board of directors from five to eight persons and Fronteer will have the right to designate three persons to the board of directors of Freeman Securities. Further, if Freeman Securities has a net operating loss for the fiscal year 2000 or for any year thereafter or if Freeman Securities fails to pay principal or interest on the loans from Fronteer, then Fronteer will have the right to appoint a majority of Freeman Securities' board of directors at its next meeting. For so long as Fronteer remains a holder of the Shares, certain actions by the board of directors of Freeman Securities will require a vote of 80% of the board of directors of Freeman Securities.

     The terms of the letter of intent are subject to a due diligence review by the parties to the letter of intent, the execution of a definitive agreement and approval by the NASD and other necessary regulatory bodies.

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                                SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 9, 1998



                                              FRONTEER FINANCIAL HOLDINGS, LTD.



                                              By: /s/ Gary L. Cook
                                                 ------------------------------
                                                 Gary L. Cook,
                                                 Secretary and Treasurer














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